As filed with the Securities and Exchange Commission on February 27, 2017

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

EMERGENT BIOSOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	14-1902018
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Professional Drive, Suite 400 Gaithersburg, Maryland	20879
(Address of Principal Executive Offices)	(Zip Code)

FOURTH AMENDED AND RESTATED EMERGENT
BIOSOLUTIONS INC. 2006 STOCK INCENTIVE PLAN

(Full title of the plan)

Robert G. Kramer
Executive Vice President, Chief Financial Officer and Treasurer
Emergent BioSolutions Inc.
400 Professional Drive, Suite 400
Gaithersburg, Maryland 20879
(Name and address of agent for service)
(240) 631-3200
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definition of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☒ Accelerated filer ☐
Non-accelerated filer ☐ Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, $0.001 par value per share	3,750,000	$29.81	$111,787,500	$12,980.80

(1)
Consists of 3,750,000 additional shares of common stock issuable under the Fourth Amended and Restated Emergent BioSolutions Inc. 2006 Stock Incentive Plan. In addition, in accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the company's common stock on the New York Stock Exchange on February 23, 2017.

 INCORPORATION BY REFERENCE

This registration statement on Form S-8 is filed to register the offer and sale of an additional 3,750,000 shares of the company's common stock, $0.001 par value per share, issuable under the Fourth Amended and Restated Emergent BioSolutions Inc. 2006 Stock Incentive Plan (the "Stock Incentive Plan"). In accordance with General Instruction E to Form S-8, the contents of the following registration statements previously filed by the company with respect to securities offered pursuant to prior versions of the Fourth Amended and Restated Emergent BioSolutions Inc. 2006 Stock Incentive Plan are hereby incorporated by reference: Form S-8, Registration No. 333-196232, filed on May 23, 2014, Form S-8, Registration No. 333-184699, filed on November 1, 2012, Form S-8, Registration No. 333-161154, filed on August 7, 2009 and Form S-8, Registration No. 333-139190, filed on December 8, 2006.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*
* The information called for in Part I of Form S-8 will be included in a prospectus to be distributed to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.	Incorporation of Documents by Reference.†
Item 4.	Description of Securities.
Not applicable.
Item 5.	Interests of Named Experts and Counsel.
The validity of the issuance of the shares of common stock to be registered in connection with this registration statement will be passed upon by Eric Burt, Vice President, Associate General Counsel and Assistant Corporate Secretary of the company. Mr. Burt is compensated by the Company as an employee and holds awards granted under the company's Stock Incentive Plan.
Item 6.	Indemnification of Directors and Officers.†

Item 7.	Exemption from Registration Claimed.
Not applicable.
Item 8.	Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.	Undertakings.†

†  In accordance with General Instruction E to Form S-8, the contents of the following registration statements previously filed by the company with respect to securities offered pursuant to prior versions of the Fourth Amended and Restated Emergent BioSolutions Inc. 2006 Stock Incentive Plan are hereby incorporated by reference: Form S-8, Registration No. 333-196232, filed on May 23, 2014, Form S-8, Registration No. 333-184699, filed on November 1, 2012, Form S-8, Registration No. 333-161154, filed on August 7, 2009 and Form S-8, Registration No. 333-139190, filed on December 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, Maryland, on this 27th day of February 2017.

EMERGENT BIOSOLUTIONS INC.

By:        /s/ Robert G. Kramer
Robert G. Kramer
Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Emergent BioSolutions Inc., hereby severally constitute and appoint Daniel J. Abdun-Nabi, President and Chief Executive Officer and Robert G. Kramer, Executive Vice President, Chief Financial Officer and Treasurer, and each of them singly, and any successor or successors to such offices held by each of them, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Emergent BioSolutions Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Daniel J. Abdun-Nabi Daniel J. Abdun-Nabi	President, Chief Executive Officer and Director (Principal Executive Officer)	February 27, 2017

/s/ Robert G. Kramer Robert G. Kramer	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	February 27, 2017

/s/ Fuad El-Hibri Fuad El-Hibri	Executive Chairman of the Board	February 27, 2017

/s/ Dr. Sue Bailey Dr. Sue Bailey	Director	February 27, 2017

/s/ Zsolt Harsanyi, Ph.D. Zsolt Harsanyi, Ph.D.	Director	February 27, 2017

/s/ Jerome Hauer, Ph.D. Jerome Hauer, Ph.D.	Director	February 27, 2017

/s/ General George A. Joulwan General George A. Joulwan	Director	February 27, 2017
/s/ Ronald B. Richard Ronald B. Richard	Director	February 27, 2017

/s/ Louis W. Sullivan, M.D. Louis W. Sullivan, M.D.	Director	February 27, 2017

/s/ Kathryn C. Zoon, Ph.D. Kathryn C. Zoon, Ph.D.	Director	February 27, 2017

EXHIBIT INDEX

Exhibit Number	Description
4.1	Third Restated Certificate of Incorporation of the company (incorporated by reference to Exhibit 4 to the company's Quarterly Report on Form 10-Q filed on August 5, 2016).
4.2	Amended and Restated By-laws of the company (incorporated by reference to Exhibit 3 to the company's Current Report on Form 8-K filed on August 16, 2012).
4.3
Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the company's Registration Statement on Form S-1 (Registration No. 333-136622) filed on October 20, 2006).

5*	Opinion of Eric Burt, Vice President, Associate General Counsel and Assistant Secretary of the company, regarding the validity of the shares of Common Stock being offered hereby.
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of Eric Burt, Vice President, Associate General Counsel and Assistant Secretary (included in Exhibit 5 filed herewith).
24*	Power of Attorney (included on the signature page to this registration statement).
99	Fourth Amended and Restated Emergent BioSolutions Inc. 2006 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q filed on August 5, 2016).

__________________________________
*  Filed herewith.